SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 4, 2006 (September 29, 2006)

Commission File Number: 000-32987

Colony RIH Holdings, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	95-4849060
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Resorts International Hotel and Casino, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	95-4828297
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1133 Boardwalk Atlantic City, NJ	08401
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number, including area code:

(609) 344-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On September 29, 2006 Resorts International Hotel, Inc. and The CIT Group/Equipment Financing, Inc. entered into a Second Amended and Restated Loan and Security Agreement. The agreement amends the previously existing CIT facility by allowing Resorts to reborrow principal amounts repaid following the date of the Agreement up to a limit of $5 million. In addition, the agreement replaces the minimum coverage ratio and maximum leverage financial covenants contained in the previously existing CIT facility with new financial covenants which (i) limit the maximum indebtedness of Resorts to $220 million and (ii) require that Resorts maintain an aggregate of $14 million in cash, cash equivalents and borrowing availability under any revolving credit facility. Resorts International Hotel and Casino, Inc. is a guarantor of CIT facility.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Exhibit
10.66	Second Amended and Restated Loan and Security Agreement dated as of September 29, 2006, between Resorts International Hotel, Inc. and The CIT Group/Equipment Financing, Inc.

10.67	Guaranty and Suretyship Agreement dated as of September 29, 2006, between Resorts International Hotel and Casino, Inc. and The CIT Group/Equipment Financing, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

COLONY RIH HOLDINGS, INC.

Dated: October 4, 2006	/s/ Francis X. McCarthy
Francis X. McCarthy
Executive Vice President – Finance/CFO

RESORTS INTERNATIONAL HOTEL AND CASINO, INC.

Dated: October 4, 2006	/s/ Francis X. McCarthy
Francis X. McCarthy
Executive Vice President – Finance/CFO